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As filed with the Securities and Exchange Commission on June 11, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Titan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3171940
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
400 Oyster Point Blvd., South San Francisco, California	94080
(Address of principal executive offices)	(Zip code)

Titan Pharmaceuticals, Inc. 1998 Stock Option Plan
(Full title of the plan)

Louis R. Bucalo, M.D., Chief Executive Officer
Titan Pharmaceuticals, Inc.
400 Oyster Point Blvd., Suite 505
South San Francisco, California 94080
(Name and address of agent for service)

(650) 244-4990
(Telephone number, including area code, of agent for service)

Copies to:
 Fran Stoller, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value	1,500,000 shares	$32.375	$48,562,500	$12,141

(1)
Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Amended 1998 Stock Option Plan (the "Plan"). These shares represent 1,500,000 additional shares of Common Stock which are authorized for issuance under the Plan. 1,225,888 shares of Common Stock issuable under the Plan were previously registered on a registration statement on Form S-8 which was filed by the Company on August 26, 1999.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on June 5, 2001 as reported by the American Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents which we have filed with the Commission (File No. 0-27436) pursuant to the Exchange Act of 1934 are incorporated herein by reference:

    1.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including any documents or portions thereof incorporated by reference therein;

    2.  Our Definitive Proxy Statement dated July 31, 2000;

    3.  Our Quarterly Report on Form 10-Q for the period ended March 31, 2001;

    4.  Our Registration Statement on Form 8-A registering the common stock under the Exchange Act; and

    5.  All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.

    We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for documents should be directed to us at 400 Oyster Point Boulevard, South San Francisco, California 94080, Attention: Chief Financial Officer, telephone (650) 244-4990.

Item 6. Indemnification of Directors and Officers

    The Amended and Restated Certificate of Incorporation and By-Laws of the Registrant provides that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-laws and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Registrant's Amended and Restated Certificate of Incorporation includes certain provisions permitted pursuant to Delaware law whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Registrant's Amended and Restated Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

    In accordance with Section 102(a)(7) of the GCL, the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its Shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

    The Registrant also has entered into indemnification agreements with each of its executive officers and directors, the form of which is filed as Exhibit 10.6 to the Registrant's Registration Statement on Form SB-2 (File No. 33-99386).

Item 8. Exhibits

4.1	Titan Pharmaceuticals, Inc. 1998 Stock Option Plan, as amended
5.0	Opinion of Loeb & Loeb LLP with respect to the legality of the Common Stock to be registered hereunder
23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.0)
23.2	Consent of Ernst & Young LLP, Independent Auditors
24.0	Power of Attorney (included on signature page)

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 11th day of June, 2001.

TITAN PHARMACEUTICALS, INC.
By:	/s/ Louis R. Bucalo Louis R. Bucalo, M.D., Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Louis R. Bucalo and Robert E. Farrell or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis R. Bucalo Louis R. Bucalo, M.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 11, 2001
/s/ Ernst-Gunter Afting Ernst-Gunter Afting, M.D., Ph.D.	Director	June 11, 2001
/s/ Eurelio M. Cavalier Eurelio M. Cavalier	Director	June 11, 2001
/s/ Victor J. Bauer Victor J. Bauer, Ph.D.	Director	June 11, 2001
/s/ Michael K. Hsu Michael K. Hsu	Director	June 11, 2001
/s/ Hubert Huckel Hubert Huckel, M.D.	Director	June 11, 2001
/s/ Konrad M. Weis Konrad M. Weis, Ph.D.	Director	June 11, 2001
Ley S. Smith	Director	June 11, 2001
/s/ Robert E. Farrell Robert E. Farrell	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2001

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PART II
  Item 3. Incorporation of Documents by Reference
  Item 6. Indemnification of Directors and Officers
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES